EXHIBIT 5.1

Peter Berkman

Peter Berkman Attorney PLLC

Fl Bar No. 110330

17863 Hunting Bow Cir. #102

Lutz, FL 33558

Phone: 813.600.2971

Mobile: 813.743.5057

Facsimile: 888.413.0890

Email:peter@peterberkmanlaw.com

Website: www.peterberkmanlaw.com

March 29, 2024

Kenilworth Systems Corporation

721 Beach Street

Daytona Beach, FL 32114

Re:	Kenilworth Systems Corporation Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Kenilworth Systems Corporation, a Wyoming corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale from time to time by the selling stockholders named therein of up to 25,531,228 shares of the Company’s common stock, par value $0.01 per share (the “Shares”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the specimen common stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based on the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares being registered for resale in this Registration Statement have been validly issued, fully paid, and are non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

LAW OFFICES OF PETER BERKMAN PLLC

PETER BERKMAN, ESQ.

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